                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      JANUARY 11, 2001 (DECEMBER 29, 2000)
                Date of Report (Date of earliest event reported)


                               EPIQ SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


            MISSOURI                    0-22081                48-1056429
(State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification Number)



                                501 KANSAS AVENUE
                              KANSAS CITY, KS 66105
                    (Address of principal executive offices)



                                 (913) 621-9500
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

        $13.5 MILLION INSTITUTIONAL PRIVATE PLACEMENT

     On December 29, 2000, the Company completed an approximately $13.5 million private placement of its common stock, $.01 par value, with institutional investors. A.G. Edwards & Sons, Inc. acted as the placement agent for the offering. The private placement consisted of 900,000 newly issued shares of common stock at the purchase price of $15.00 per share. Net proceeds from the private placement will be used by the Company to accelerate new product development, further expand sales and marketing, provide flexibility for potential acquisitions, repay its working capital line of credit and for general corporate purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS.

         10.1   Securities Purchase Agreement dated December 29, 2000.
         99.1   Press Release dated December 29, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EPIQ SYSTEMS, INC.
Date:  January 11, 2001

                                       By: /s/ Janice E. Katterhenry
                                           -------------------------------
                                       Name:  Janice E. Katterhenry
                                       Title: Chief Financial Officer







                                     -3-